UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2020

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (952) 426-1241

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2020, Black Ridge Oil & Gas, Inc. (the “Company”) made payment of all amounts outstanding under the business loan agreement between the Company and Cadence Bank, N.A. (“Cadence”) (the “Business Loan Agreement”), encompassing a $700,000 Promissory Note issued to Cadence (the “Note”) and a Commercial Pledge and Security Agreement pursuant to which the Note was secured by all of the Company’s rights, title and interests in and to 500,000 shares of the common stock of Allied Esports Entertainment Inc. (NASDAQ: AESE) owned by the Company (the “Security Agreement”)(collectively, the “Cadence Loan”). In connection with the Company’s entry into the Cadence Loan, the Company also obtained limited commercial guarantees (the “Guarantees”) by the Company’s Chief Executive Officer and Interim Chief Financial Officer and members of the Company’s Board of Directors (the “Guarantors”).

The Company’s payment of all amounts outstanding under the Cadence Loan, as permitted by its terms, resulted in the termination of the Cadence Loan and the Guarantees and termination of all obligations of the Company and the Guarantors thereunder.

The foregoing description of the Cadence Loan is qualified in its entirety by reference to the full text of the Business Loan Agreement, the Note, the Security Agreement and the Guarantees, copies of which were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three-month period ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ Kenneth DeCubellis
Kenneth DeCubellis
Chief Executive Officer and Interim Chief Financial Officer

Date: July 1, 2020